Exhibit 99(a)

News release

---------------AT THE COMPANY---------------
Lynn Afendoulis
Director, Corporate Communications
(616) 365-1502

FOR IMMEDIATE RELEASE
WEDNESDAY, October 14, 2015

UFPI reports record net earnings: $25.6 million for the quarter; $61.7 million year-to-date
Diluted EPS for the third quarter is $1.26
Strong unit sales in each market offset by soft lumber prices

GRAND RAPIDS, Mich., Oct. 14, 2015 - Universal Forest Products, Inc. (Nasdaq: UFPI) today announced record-breaking 2015 third-quarter results. The Company posted the best third-quarter earnings in its history with net earnings attributable to controlling interests of $25.6 million, an increase of 32.9 percent over the same period of 2014. It also posted the highest year-to-date net earnings in its history, at $61.7 million. Earnings per diluted share were $1.26 in the third quarter of 2015, up from $0.96 in the third quarter of 2014. Net sales of $762.3 million for the third quarter were up 6.8 percent over the same period of 2014.
“I want to thank the members of the Universal family, who are motivated to succeed. One measure of accomplishment is breaking performance records-and that’s what they did,” said CEO Matthew J. Missad. “It took us ten years--surviving a downturn and rebuilding our company with a more diversified and balanced business. Now, our goal is to build on this strong performance.”
“This quarter was about executing our plan and serving our customers well,” Missad added. “We continued to enhance our product mix with new and value-added products, to buy opportunistically, to keep a close eye on costs and efficiencies, and to maintain a disciplined approach to capital allocation. This will be a priority for us no matter how successful a quarter or year might be.”

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Universal Forest Products, Inc.

Missad noted that year-to-date sales of new products at the end of the third quarter were $181.2 million versus $143.6 million at the same time last year. The Company’s stated goal is $250 million in annual new product sales by the end of 2017.
The Company saw strong unit sales in each of its markets, although sales dollars were impacted by a lumber market that was down 17.6 percent in the third quarter from the same period of 2014. By market, the Company posted the following third-quarter gross sales results:
Retail: $295.3 million, up 9.2 percent over the third quarter of 2014: The Company saw increased unit sales to this market, particularly to big box customers, thanks in large part to market share gains and enhanced product mix. These results correspond to healthy increases in U.S. same-store sales reported by big box customers in their most recent quarters.
Industrial: $236.0 million, up 10.9 percent over the third quarter of 2014: The Company’s results in this market are attributable to a healthy blend of factors: strong performance by acquisitions, growth with existing customers, and the addition of approximately 130 new customers in the quarter, excluding the impact of recently acquired businesses. In August 2015, the most recently reported month, industrial production in the United States was 0.9 percent higher than the same period of 2014.
Construction: $241.8 million, up 0.7 percent over the same period of 2014: In this market, the Company saw the greatest gains in unit sales in the commercial and infrastructure construction space - a 16 percent increase over the same period of 2014. This remains another area of strong opportunity for growth. The Company continues to focus its residential construction efforts in geographic areas of anticipated stable growth and recently added capacity in these markets.

CONFERENCE CALL
Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Thursday, October 15, 2015. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at (877) 703-6105 and internationally at (857) 244-7304. Use conference pass code 12126975. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through November 15, 2015, domestically at (888) 286-8010 and internationally at (617) 801-6888. Use replay pass code 19282240.

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Universal Forest Products, Inc.

UNIVERSAL FOREST PRODUCTS, INC.
Universal Forest Products, Inc. is a holding company with subsidiaries throughout North America and in Australia that supply wood, wood composite and other products to three robust markets: retail, construction and industrial. The Company is headquartered in Grand Rapids, Mich., and is celebrating its 60th year in business. For more information about Universal Forest Products, Inc., or its affiliated operations, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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Universal Forest Products, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED) FOR THE NINE MONTHS ENDED SEPTEMBER 2015/2014

	Quarter Period				Year to Date
(In thousands, except per share data)	2015		2014		2015		2014
NET SALES	$762,275	100%	$713,489	100%	$2,233,470	100%	$2,040,239	100%

COST OF GOODS SOLD	651,569	85.5	623,903	87.4	1,930,739	86.4	1,787,652	87.6

GROSS PROFIT	110,706	14.5	89,586	12.6	302,731	13.6	252,587	12.4

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	67,951	8.9	59,936	8.4	198,087	8.9	172,835	8.5

ANTI-DUMPING DUTY ASSESSMENTS	—	—	—	—	—	—	1,600	0.1

NET (GAIN) LOSS ON DISPOSITION AND IMPAIRMENT OF ASSETS	230	—	(2,570)	(0.4)	68	—	(3,418)	(0.2)

EARNINGS FROM OPERATIONS	42,525	5.6	32,220	4.5	104,576	4.7	81,570	4.0

OTHER EXPENSE, NET	924	0.1	552	0.1	3,118	0.1	1,963	0.1

EARNINGS BEFORE INCOME TAXES	41,601	5.5	31,668	4.4	101,458	4.5	79,607	3.9

INCOME TAXES	14,718	1.9	11,176	1.6	36,887	1.7	29,000	1.4

NET EARNINGS	26,883	3.5	20,492	2.9	64,571	2.9	50,607	2.5

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(1,327)	(0.2)	(1,258)	(0.2)	(2,876)	(0.1)	(2,369)	(0.1)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$25,556	3.4	$19,234	2.7	$61,695	2.8	$48,238	2.4

EARNINGS PER SHARE - BASIC	$1.26		$0.96		$3.06		$2.40

EARNINGS PER SHARE - DILUTED	$1.26		$0.96		$3.06		$2.40

COMPREHENSIVE INCOME	24,305		20,001		60,365		49,722

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(445)		(1,317)		(1,578)		(2,183)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$23,860		$18,684		$58,787		$47,539

SUPPLEMENTAL SALES DATA
	Quarter Period			Year to Date
Market Classification	2015	2014	%	2015	2014	%
Retail	$295,350	$270,516	9%	901,454	818,871	10%
Industrial	236,023	212,906	11%	687,251	589,892	17%
Construction	241,835	240,203	1%	677,112	661,271	2%
Total Gross Sales	773,208	723,625	7%	2,265,817	2,070,034	9%
Sales Allowances	(10,933)	(10,136)		(32,347)	(29,795)
Total Net Sales	$762,275	$713,489		$2,233,470	$2,040,239

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED) SEPTEMBER 2015/2014

(In thousands)
ASSETS	2015	2014	LIABILITIES AND EQUITY	2015	2014

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	61,328	$26,184	Cash Overdraft	$—	$—
Restricted cash	1,139	720	Accounts payable	101,117	99,008
Accounts receivable	273,737	257,235	Accrued liabilities	113,184	93,933
Inventories	288,209	273,665
Other current assets	23,112	27,591

TOTAL CURRENT ASSETS	647,525	585,395	TOTAL CURRENT LIABILITIES	214,301	192,941

OTHER ASSETS	8,934	16,227	LONG-TERM DEBT AND
INTANGIBLE ASSETS, NET	200,929	168,825	CAPITAL LEASE OBLIGATIONS	84,722	84,700
PROPERTY, PLANT			OTHER LIABILITIES	56,757	42,758
AND EQUIPMENT, NET	254,530	245,036	EQUITY	756,138	695,084

TOTAL ASSETS	$1,111,918	$1,015,483	TOTAL LIABILITIES AND EQUITY	$1,111,918	$1,015,483

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED) FOR THE NINE MONTHS ENDED SEPTEMBER 2015/2014

(In thousands)	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$64,571	$50,607
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation	28,013	24,241
Amortization of intangibles	2,730	1,743
Expense associated with share-based compensation arrangements	1,351	1,445
Excess tax benefits from share-based compensation arrangements	(33)	(2)
Expense associated with stock grant plans	85	81
Deferred income taxes (credit)	(269)	127
Equity in earnings of investee	(283)	(246)
Net (gain) or loss on sale of property, plant and equipment	68	(3,418)
Changes in:
Accounts receivable	(76,723)	(76,642)
Inventories	51,068	14,754
Accounts payable and cash overdraft	10,864	25,078
Accrued liabilities and other	39,967	32,760
NET CASH FROM OPERATING ACTIVITIES	121,409	70,528

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(36,506)	(31,676)
Proceeds from sale of property, plant and equipment	2,682	6,463
Acquisitions, net of cash received	(2,584)	(7,135)
Purchases of noncontrolling interest	(1,256)	—
Advances of notes receivable	(4,403)	(2,229)
Collections of notes receivable and related interest	8,784	983
Cash restricted as to use	(734)	—
Other, net	180	(95)
NET CASH FROM INVESTING ACTIVITIES	(33,837)	(33,689)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	297,340	192,475
Repayments under revolving credit facilities	(311,253)	(192,475)
Debt issuance costs	(11)	(11)
Proceeds from issuance of common stock	960	297
Dividends paid to shareholders	(8,050)	(1,710)
Distributions to noncontrolling interest	(3,159)	(4,214)
Repurchase of common stock	(800)	(4,772)
Excess tax benefits from share-based compensation arrangements	33	2
Other, net	(300)	—
Effect of exchange rate changes on cash	(25,240)	(10,408)

Effect of exchange rate changes on cash	(1,004)	(247)
NET CHANGE IN CASH AND CASH EQUIVALENTS	61,328	26,184

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	—	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$61,328	$26,184